Exhibit 99.1

Warner Chilcott Considers Potential Repurchase or Redemption of 8.75% Senior Subordinated Notes

Ardee, Ireland – December 11, 2009. As Warner Chilcott plc (Nasdaq: WCRX) has previously disclosed, its acquisition of the global branded prescription pharmaceuticals business of The Procter & Gamble Company (“P&G”) on October 30, 2009 (the “PGP Acquisition”), constituted a change of control under a global marketing and collaboration agreement (the “Marketing Agreement”) between a P&G subsidiary acquired by Warner Chilcott and Sanofi-Aventis U.S. LLC (“Sanofi”) relating to the development and sale of risedronate products (including Actonel®). Pursuant to the Marketing Agreement, the change of control gives Sanofi the right to exercise an option to put its interest in the Marketing Agreement to Warner Chilcott at a fair market value to be determined by independent third party firms (the “Sanofi Put”). In conjunction with the closing of the PGP Acquisition, certain subsidiaries of the Company entered into senior secured credit facilities (the “Senior Secured Facilities”), which included a delayed-draw term loan facility in the amount of $350.0 million to be borrowed, if necessary, to discharge, in whole or in part, the obligations of the Company or its subsidiaries in connection with the exercise of the Sanofi Put.

In the event that Sanofi does not exercise the Sanofi Put, the Company is seeking an amendment to the Senior Secured Facilities that would allow the Company and its subsidiaries to use proceeds borrowed under the delayed-draw term loan facility or a new facility to repurchase or redeem its outstanding 8.75% Senior Subordinated Notes due 2015 (the “Notes”). The Company can offer no assurance that the Sanofi Put will not be exercised, that the Company will obtain an amendment to the Senior Secured Facilities or that the Company will elect to repurchase or redeem the Notes.

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the gastroenterology, women’s healthcare, dermatology and urology segments of the U.S. and Western European pharmaceuticals markets. The Company is a fully integrated company with internal resources dedicated to the development, manufacturing and promotion of its products. WCRX-G.

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Company Contact:	Rochelle Fuhrmann Investor Relations 973-442-3281 rfuhrmann@wcrx.com

Forward Looking Statements:

This press release contains forward-looking statements, including statements concerning our operations, our economic performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of

1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness; competitive factors in the industry in which we operate (including the approval and introduction of generic or branded products that compete with our products); our ability to protect our intellectual property; a delay in qualifying our manufacturing facilities to produce our products or production or regulatory problems with either third party manufacturers upon whom we may rely for some of our products or our own manufacturing facilities; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, the continued consolidation of the distribution network through which we sell our products, including wholesale drug distributors and the growth of large retail drug store chains; the loss of key senior management or scientific staff; adverse outcomes in our outstanding litigation or an increase in the number of litigation matters to which we are subject; government regulation affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and our Current Report on Form 8-K filed on November 2, 2009; and other risks detailed from time-to-time in our public filings, financial statements and other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.